UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 8, 2011

KULICKE AND SOFFA INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Serangoon North, Avenue 5, #03-16, Singapore	554910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

Kulicke and Soffa Industries, Inc. (the “Company”) held its Annual Meeting of Shareholders on February 8, 2011 (the “2011 Annual Meeting”).

The Company’s shareholders elected both Mr. Bruno Guilmart and Mr. Barry Waite as directors to serve until the 2015 Annual Meeting.  The votes were cast as follows:

Directors	For	Withhold	Broker Non-Votes
Mr. Bruno Guilmart	44,990,598	2,077,847	16,990,224
Mr. Barry Waite	45,528,902	1,539,543	16,990,224

The Company’s shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 1, 2011.  The votes were cast as follows:

For	Against	Abstain
63,286,509	614,968	157,192

The Company’s shareholders approved, on a non-binding basis, the overall compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis and the accompanying tabular and narrative disclosure included in the Company’s Proxy Statement for the 2011 Annual Meeting.  The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
42,957,494	2,675,533	1,435,418	16,990,224

The Board of Directors of the Company recommended that the advisory vote on executive compensation be held annually.  The Company’s shareholders indicated their preference, on a non-binding basis, that the advisory vote on executive compensation be held annually.  The votes were cast as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
39,448,717	824,299	5,506,752	1,288,677	16,990,224

The Company will hold the advisory vote on compensation annually.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 14, 2011	KULICKE AND SOFFA INDUSTRIES, INC.

	By:	/s/ David J. Anderson
	Name:	David J. Anderson
	Title:	Vice President and General Counsel